Kramer, Levin, Naftalis & Frankel
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100


Arthur H. Aufses III          Monica C. Lord                   Sherwin Kamin
Thomas D. Balliett            Richard Marlin                 Arthur B. Kramer
Jay G. Baris                  Thomas E. Molner               Maurice N. Nessen
Philip Bentley                Thomas H. Moreland             Founding Partners
Saul E. Burian                Ellen R. Nadler                     Counsel
Barry Michael Cass            Gary P. Naftalis                     _____
Thomas E. Constance           Michael J. Nassau
Michael J. Dell               Michael S. Nelson                Martin Balsam
Kenneth H. Eckstein           Jay A. Neveloff                Joshua M. Berman
Charlotte M. Fischman         Michael S. Oberman              Jules Buchwald
David S. Frankel              Paul S. Pearlman               Rudolph de Winter
Marvin E. Frankel             Susan J.  Penry-Williams        Meyer Eisenberg
Alan R. Friedman              Bruce Rabb                      Arthur D. Emil
Carl Frischling               Allan E. Reznick                Maria T. Jones
Mark J. Headley               Scott S. Rosenblum              Maxwell M. Rabb
Robert M. Heller              Michele D. Ross                 James Schreiber
Philip S. Kaufman             Howard J. Rothman                   Counsel
Peter S. Kolevzon             Max J. Schwartz                      _____
Kenneth P. Kopelman           Mark B. Segall
Michael Paul Korotkin         Judith Singer                M. Frances Buchinsky
Shari K. Krouner              Howard A. Sobel                Abbe L. Dienstag
Kevin B. Leblang              Jeffrey S. Trachtman          Ronald S. Greenberg
David P. Levin                Jonathan M. Wagner             Debora K. Grobman
Ezra G. Levin                 Harold P. Weinberger         Christian S. Herzeca
Larry M. Loeb                 E. Lisk Wyckoff, Jr.               Jane Lee
                                                             Pinchas Mendelson
                                                             Lynn R. Saidenberg
                                                               Special Counsel
                                                                   -----

                                                                    FAX
                                                              (212) 715-8000
                                                                    ---
                                                         WRITER'S DIRECT NUMBER
                                                              (212)715-9100
                                                              -------------

                                August 22, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

               Re: Registration Statement on Form S-3
                   ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to American Banknote Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 2,015,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"). The Shares are comprised of: (i) up to 1,850,000 shares of Common Stock (the "Debenture Shares") issuable upon conversion of the Zero Coupon Convertible Subordinated Debenture of the Company, dated as of July 24, 1997 (the "Debenture"), and the exercise of the A-Warrants, B-Warrants and Redemption Warrants issued in connection with the Debenture (collectively, the "Debenture Warrants"), (ii) and 125,000 shares of Common Stock (the "Warrant Shares") issuable upon exercise of warrants issued pursuant to a Warrant Certificate, dated as of August 23, 1995 (the "Warrant Certificate"), and (iii) 40,000 shares of Common Stock (the "Issued Shares") beneficially owned by a selling stockholder. All of the Shares are to be sold by selling stockholders.

         As such counsel, we have examined such corporate records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have assumed (i) the genuineness of all signatures on documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies. We have also relied on certificates of public officials and, as to matters of fact, statements and certificates of officers of the Company.

         Based upon the foregoing, we are of the opinion that:

     (1) The Debenture Shares, when issued in accordance with the terms of the Debenture and the Debenture Warrants and sold as described in the prospectus forming a part of the Registration Statement (the "Prospectus"), will be validly issued, fully-paid and non-assessable shares of Common Stock.

     (2) The Warrant Shares, when issued in accordance with the terms of the Warrant Certificate and sold as described in the Prospectus, will be validly issued, fully-paid and non-assessable shares of Common Stock.

     (3) The Issued Shares, have been validly authorized and issued, and are fully-paid and non-assessable shares of Common Stock.

         We are attorneys admitted to the Bar of the State of New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving such consent we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

         We are delivering this opinion solely for your benefit and no other person is entitled to rely upon it without our prior written consent.


                                        Very truly yours,


                                        /s/ Kramer, Levin, Naftalis & Frankel